UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 19, 2009

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street

Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2009, the disinterested members of the Board of Directors (the “Board”) of Advance America, Cash Advance Centers, Inc. (the “Company”) approved an increase in annual salary for Mr. Kenneth E. Compton to $665,000 and an increase in annual salary for Mr. Patrick O’Shaughnessy to $375,000.  These salary increases were recommended by the Compensation Committee of the Board (the “Compensation Committee”) and will be effective October 1, 2009.  Additionally, the Board, on the recommendation of the Compensation Committee, approved the grant to Mr. Compton of a nonqualified stock option for 125,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and an award of 125,000 restricted shares of Common Stock and the grant to Mr. O’Shaughnessy of a nonqualified stock option for 90,000 shares of Common Stock and an award of 90,000 restricted shares of Common Stock.  The options have an exercise price of $1.14 per share, which is the average of the highest and lowest reported stock price of the Company’s Common Stock on the day prior to the day of the grant.  The options and restricted stock will vest in three equal annual installments, beginning on the first anniversary of the grant, are subject to forfeiture in certain circumstances, and were granted pursuant to the Company’s existing 2004 Omnibus Stock Plan.

The Compensation Committee previously approved cash bonus arrangements for the Company’s Chief Executive Officer and Chief Financial Officer that are substantially similar to prior years.  Pursuant to these arrangements, each named executive officer will be entitled to receive a cash bonus for 2009 equal to a target percentage of that executive’s base salary, with a maximum bonus equal to 120% of the base salary for the Chief Executive Officer and 100% of the base salary for the Chief Financial Officer.  One half of each cash bonus will be based upon the Company’s overall financial performance and the remaining one half of the cash bonus will be based upon the executive’s individual performance.  The overall maximum cash bonus percentage also may be reduced or increased based upon the Company’s financial performance.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

10.1	Description of 2009 Cash Bonus Arrangement for Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2009

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit Number	Description

10.1	Description of 2009 Cash Bonus Arrangement for Named Executive Officers